Exhibit 3.41

AMENDED AND RESTATED

BYLAWS

OF

4721 RT OF PENNSYLVANIA, INC.

As of January 24, 2013

*****

Incorporated Under the Laws of the

Commonwealth of Pennsylvania

*****

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8.	The Secretary	11
ARTICLE VI - SHARE CERTIFICATES, TRANSFER, ETC.		11
1.	Share Certificates	11
2.	Issuance	11
3.	Transfer	11
4.	Record Holder of Shares	12
5.	Lost, Destroyed or Mutilated Certificates	12
ARTICLE VII - INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER AUTHORIZED REPRESENTATIVES		12
1.	Personal Liability of Directors	12
2.	Scope of Indemnification	12
3.	Payment of Indemnification	13
4.	Non-Exclusivity of Rights	14
5.	Funding	14
6.	Insurance	14
7.	Modification or Repeal	14
8.	Proceedings Initiated by Indemnified Representatives	14
9.	Securing of Indemnification Obligations	15
10.	Contribution	15
11.	Mandatory Indemnification of Directors, Officers, Etc.	15
12.	Reliance of Provisions	15
13.	Interpretation	15
ARTICLE VIII - MISCELLANEOUS		15
1.	Checks	15
2.	Contracts	16
3.	Interested Directors or Officers; Quorum	16
4.	Amendment of Bylaws	16

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ARTICLE I - OFFICES AND FISCAL YEAR

1. Registered Office. The registered office of 4721 RT of Pennsylvania, Inc. (the “Corporation”) in the Commonwealth of Pennsylvania shall be as indicated in the Articles of Incorporation of the Corporation (the “Articles”), or by a resolution of the board of directors of the Corporation (the “Board”), provided that a record of such change is filed with the Secretary of State of the Commonwealth of Pennsylvania in the manner provided by law.

2. Other Office. The Corporation may also have offices at such other places within or without, the Commonwealth of Pennsylvania as the Board may from time to time appoint or the business of the Corporation may require.

3. Fiscal Year. The fiscal year of the Corporation shall end on the first Tuesday following May 30 each year or such other fiscal year as may be set by the Board from time to time.

ARTICLE II - NOTICE - WAIVERS - MEETINGS GENERALLY

1. Manner of Giving Notice.

(a) General Rule. Whenever written notice is required to be given to any person under the provisions of the Business Corporation Law or by the Articles or these Bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or courier service, charges prepaid, or by telecopier, to the address (or to the telecopier or telephone number) of the person appearing on the books of the corporation or, in the case of Directors, supplied by the Directors to the corporation for the purpose of notice. In addition, notice may be provided to Directors by electronic mail or other electronic means to the email address or other means specified by such Director. If the notice is sent by mail or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person or, in the case of telecopier, when received. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of the Business Corporation Law, the Articles or these Bylaws.

(b) Adjourned Shareholder Meetings. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting.

2. Notice of Meetings of Board. Notice of a regular meeting of the Board need not be given. Notice of every special meeting of the Board shall be given to each Director by telephone or in writing at least twenty-four (24) hours (in the case of notice by telephone, electronic mail or telecopier) or forty-eight (48) hours (in the case of notice by courier service or express mail) or five (5) days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in a notice of a meeting.

3. Notice of Meetings of Shareholders. Written notice of every meeting of the shareholders shall be given by, or at the direction of, the Secretary to each shareholder of record entitled to vote at the meeting at least: (i) ten (10) days prior to the day named for a meeting called to consider a fundamental transaction under 15 Pa.C.S. Chapter 19 regarding amendments of articles of incorporation, mergers, consolidations, share exchanges, sale of assets, divisions, conversions, liquidations and dissolution; or (ii) five (5) days prior to the day named for the meeting in any other case. If the Secretary neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so. In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted.

4. Waiver of Notice.

(a) Written Waiver. Whenever any written notice is required to be given under the provisions of the Business Corporation Law, the Articles or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Except as otherwise required by this subsection, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted.

(b) Waiver by Attendance. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

5. Modification of Proposal Contained in Notice. Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the Business Corporation Law or the Articles or these Bylaws, the meeting considering the resolution may without further notice, adopt such resolution, with such clarifying or other amendments as do not enlarge its original purpose.

6. Exception to Requirement of Notice.

(a) General Rule. Whenever any notice or communication is required to be given to any person under the provisions of the Business Corporation Law or by the Articles or these Bylaws or by the terms of any agreement or other instrument or as a condition precedent to taking any corporate action and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required.

(b) Shareholders Without Forwarding Addresses. Notice or other communications shall not be sent to any shareholder with whom the Corporation has been unable to communicate for more than twenty-four (24) consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address. Whenever the shareholder provides the Corporation with a current address, the Corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.

7. Use of Conference Telephone and Similar Equipment. One or more persons may participate in a meeting of the Board or the shareholders of the Corporation by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

ARTICLE III - SHAREHOLDERS’ MEETINGS

1. Place of Meeting. Meetings of the shareholders shall be held at the registered office of the Corporation or at such other place or places, either within or without the Commonwealth of Pennsylvania, as may from time to time be selected by the Board in the notice of the meeting.

2. Annual Meeting.

(a) The annual meeting of the shareholders shall be held on such date and at such time as designated by the Board, when the shareholders entitled to vote shall elect a Board, and transact such other business as may properly be brought before the meeting in accordance with Section 2(b).

(b) Nominations of persons for election to the Board and the proposal of business to be considered by the shareholders may be made at an annual meeting: (i) pursuant to the Corporation’s notice of the meeting (or any supplement thereto), (ii) by or at the direction of the Board, or (iii) by any shareholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth Section 2(c), and who was a shareholder of record at the time such notice is delivered to the Secretary.

3. Special Meetings.

(a) Call of Special Meetings. Special meetings of the shareholders may be called at any time for the purpose stated in the notice for such meeting by any two (2) members of the Board.

(b) Fixing of Time for Meeting. At any time, upon written request of any person who has called a special meeting, it shall be the duty of the Secretary to fix the time of the meeting which shall be held not more than sixty (60) days after the receipt of the request. If the Secretary neglects or refuses to fix a time of the meeting, the person or persons calling the meeting may do so.

4. Quorum and Adjournment.

(a) General Rule. Unless otherwise provided in the Articles or agreed by the Corporation and all or certain of its shareholders in a shareholders’ agreement, the presence, in person or by proxy, of shareholders entitled to cast at least a simple majority of the votes which all shareholders are entitled to cast on the particular matter to be acted upon at the meeting shall constitute a quorum for the purpose of considering such matter. Shares of the Corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the Board, as such, shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time.

(b) Withdrawal of Quorum. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

(c) Adjournments for Lack of Quorum. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided in the Business Corporation Law, adjourn the meeting to such time and place as they may determine.

(d) Adjournments Generally. Any meeting at which Directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen (15) days each, as may be directed by shareholders who are present in person or by proxy and who are entitled to cast at least a majority of the votes which all such shareholders would be entitled to vote at an election of Directors until such Directors have been elected.

(e) Electing Directors at Adjourned Meeting. In the case of any meeting called for the election of Directors, those shareholders entitled to vote who attend a meeting called for the election of Directors that was previously adjourned for lack of a quorum as fixed in this Section, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing Directors.

(f) Other Action in Absence of Quorum. Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at lease fifteen (15) days because of an absence of a quorum, although less than a quorum as fixed in this Section shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

5. Organization. At every meeting of the shareholders, one of the following officers must be present in the order stated: the President, the Vice Presidents in their order of rank and seniority, or a person chosen by vote of the shareholders present, shall act as Chairman of the meeting. The Secretary or, in the absence of the Secretary, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Chairman of the meeting, shall act as Secretary.

6. Voting Rights of Shareholders.

(a) Except as otherwise provided in the Business Corporation Law or the Articles or these Bylaws, whenever any corporate action is to be taken by vote of the shareholders of the Corporation, it shall be authorized by a majority of the votes cast at a duly organized meeting of shareholders by the holders of shares entitled to vote thereon.

(b) Unless otherwise provided in the Articles, every shareholder of the Corporation shall be entitled to one vote for every share standing in the name of the shareholder on the books of the Corporation.

7. Voting and Other Action by Proxy.

(a) General Rule.

(i) Every shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent to corporate action, in writing, without a meeting, may authorize another person or persons to act for such shareholder by proxy.

(ii) The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder shall constitute the presence of, or vote or action by, or written consent or dissent of the shareholder.

(iii) Where two or more proxies of a shareholder are present, the Corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby, the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

(b) Minimum Requirements. Every proxy shall be executed in writing by the shareholder or by the duly authorized attorney-in-fact of the shareholder and filed with the Secretary. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary. An unrevoked proxy shall not be valid after three (3) years from the date of its execution, unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary.

(c) Expenses. The Corporation shall pay the reasonable expenses of solicitation of votes, proxies or consents of shareholders by or on behalf of the Board or its nominees for election to the board, including solicitation by professional proxy solicitors and otherwise.

8. Determination of Shareholders of Record.

(a) Fixing Record Date. The Board may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than ninety (90) days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this subsection. The Board may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this Section for purposes of a meeting, the determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

(b) Determination When a Record Date is Not Fixed. If a record date is not fixed:

(i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the date preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

(ii) The record date for determining shareholders entitled to express consent or dissent to corporate action in writing without a meeting, when prior action by the Board is not necessary, shall be the close of business on the day on which the first written consent or dissent is filed with the Secretary.

(iii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c) Notices of Record Date. Notices of record date shall be given in accordance with the procedures set forth in the Articles with respect to the events set forth therein.

9. Voting Lists.

(a) General Rule. The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and of the number shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

(b) Effect of List. Failure to comply with the requirements of this Section shall not effect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in this Commonwealth, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.

10. Consent of Shareholders in Lieu of Meeting.

(a) Unanimous Written Consent. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the shareholders who would be entitled to vote at a meeting for such purpose shall be filed with the Secretary.

(b) Partial Written Consent. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. The consents shall be filed with the Secretary. The action shall not become effective until after at least ten (10) days’ written notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto.

ARTICLE IV - BOARD OF DIRECTORS

1. Powers; Personal Liability. Unless otherwise provided by statute or in the Articles, upon or by all powers vested by law in the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board, except as may be otherwise provided by the Business Corporation Law or in the Articles. The Board shall have the power to renounce any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, specified business opportunities or specified classes or categories of business opportunities that are presented to the Corporation or one or more of its officers, Directors, or shareholders.

2. Number and Term of Office.

(a) Number. The number of Directors shall be fixed from time to time, within the limits specified by the Board, in the Articles, or as otherwise agreed to by the shareholders and the Corporation. A decrease in the number of Directors shall not have the effect of shortening the term of an incumbent Director.

(b) Term of Office. Each Director shall hold office until the expiration of the term for which he or she was duly elected and qualified until his or her successor has been duly elected and qualified or until this or her earlier death, resignation or removal.

3. Resignation; Removal; Vacancies.

(a) Resignation. Any Director may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.

(b) Removal. The entire Board, any class of the Board, or any individual Director, may be removed from office, with or without assigning any cause, by a vote of the shareholders or of the holders of a class or series of shares entitled to elect Directors or the class of Directors being removed. In case the Board, a class of the Board or any one or more Directors are so removed, new Directors may be elected at the same meeting.

(c) Vacancies.

(i) Vacancies in the Board, including vacancies resulting from an increase in the number of Directors, may be filled by a majority vote of the remaining members of the Board, though less than a quorum, by a sole remaining Director or by the shareholders, and each person so elected and qualified shall be a Director to serve for the balance of the unexpired term, and until a successor has been elected and qualified or until his or her earlier death, resignation or removal.

(ii) When one or more Directors resign from the Board effective at a future date, the Directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

4. Place of Meetings. The meetings of the Board may be held at such place, within this Commonwealth or elsewhere, as the Directors may from time to time appoint, or as may be designated in the notice calling the meeting.

5. Organization of Meetings. At every meeting of the Board, the Chairman of the Board, if there be one, or, in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following officers present in the order stated: the Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or a person chosen by a majority of the Directors present, shall act as chairman of the meeting. The Secretary or, in the absence of the Secretary, an Assistant Secretary, or, in the absence of the Secretary and the Assistant Secretaries, any person appointed by the chairman of the meeting, shall act as Secretary.

6. Regular Meetings. Unless otherwise agreed by the Directors, regular meetings of the Board shall be held quarterly at such time and place as shall be determined by the Board.

7. Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman or by two or more of the Directors.

8. Quorum of and Action by Directors.

(a) General Rule. Unless otherwise provided in the Articles or agreed by the Corporation and all or certain of its shareholders in a shareholders’ agreement, a majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the Directors present and voting at a meeting at which a quorum is present shall be the acts of the Board.

(b) Action by Written Consent. Any action which may be taken at a meeting of the Directors may be taken without a meeting if prior or subsequent to the actions a consent or consents in writing, setting forth the action so taken, shall be signed by all the Directors and shall be filed with the Secretary.

9. Committees of the Board. The establishment and actions of committees of the Board shall be governed by this Section.

(a) Establishment of Committees. The Board, by resolution adopted by a majority of the Directors in office, may establish one or more committees to consist of one or more Directors. Any committee, to the extent provided in the resolution of the Board, shall have and may exercise all of the powers and authority of the Board, except that a committee shall not have any power or authority as to the following:

(i) the submission to shareholders of any action requiring approval of shareholders under the Business Corporation Law;

(ii) the creation or filling of vacancies in the Board;

(iii) the adoption, amendment or repeal of these Bylaws;

(iv) the amendment or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board; and/or

(v) action on matters committed by a resolution of the Board to another committee of the Board.

(b) Attendance at Committee Meetings. All of the Directors shall be entitled to receive notice of, observe and attend all meetings of any committee of the Board.

(c) Quorum. Unless otherwise provided in the Articles or agreed by the Corporation and all or certain of its shareholders in a shareholders’ agreement, a majority of Directors who are members of such committee shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the Directors present and voting at a meeting at which a quorum is present shall be the acts of the Committee.

(d) Alternate Committee Members. The Board may designate one or more Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another Director to act at the meeting in the place of the absent or disqualified member.

(e) Term. Each committee of the Board shall serve at the pleasure of the Board.

(f) Committee Procedures. The term “Board,” when used in any provisions of these Bylaws relating to the organization or procedures of or the manner of taking action by the Board, shall be construed to include and refer to any executive or other committee of the Board.

10. Compensation. Unless otherwise provided in the Articles or agreed by the Corporation and all or certain of its shareholders in a shareholders’ agreement, the Board shall have the authority to fix compensation of Directors for their services as Directors and a Director may be a salaried officer of the Corporation.

11. Expenses. Unless otherwise provided in the Articles or agreed by the Corporation and all or certain of its shareholders in a shareholders’ agreement, the Corporation shall promptly reimburse in full each Director for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board or any committee thereof.

ARTICLE V - OFFICERS

1. Officers Generally. The officers of the Corporation shall be a President, a Vice President, and a Secretary and such other officers as may be elected in accordance with the provisions of Section 2. Officers may but need not be Directors or shareholders of the Corporation. Any number of offices may be held by the same person. Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation. The Corporation may secure the fidelity of any or all of its officers by bond or otherwise.

2. Election and Term of Office.

(a) The officers of the Corporation shall be elected for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine, and each such officer shall hold office until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

(b) In addition to the officers referenced in Section 1, the Board may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine. The Board may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

3. Removal of Officers and Agents. Unless otherwise provided in a written employment agreement, any officer or agent of the Corporation may be removed by the Board with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause, shall be filled by the Board or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 5.3, as the case may be, and if the office is one for which these Bylaws prescribe a term, shall be filled for the unexpired portion of the term.

5. Authority. All officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided by or pursuant to resolution or orders of the Board or in the absence of controlling provisions in the resolutions or orders of the Board, as may be determined by or pursuant to these Bylaws.

6. The Chairman of the Board. The Chairman of the Board or in the absence of the Chairman, the Vice Chairman of the Board, if there be one, shall preside at all meetings of the shareholders and of the Board and shall perform such other duties as may from time to time be requested by the Board.

7. The President. The President (the “President”) of the Corporation shall have general supervision over the business and operations of the Corporation, subject however, to the control of the Board. The President, or his/her designee shall sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, contracts or other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board, or by these Bylaws, to some other officer or agent of the Corporation; and, in general, shall perform all duties incident to the office of President and such other duties as from time to time may be assigned by the Board.

8. The Secretary. The Secretary or an Assistant Secretary shall attend all meetings of the shareholders and of the Board and shall record all votes of the shareholders and of the Directors and the minutes of the meetings of the shareholders and of the Board and of committees of the Board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the Corporation as required by law; and, in general, shall perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned by the Board or the President.

ARTICLE VI - SHARE CERTIFICATES, TRANSFER, ETC.

1. Share Certificates. Certificates for shares of the Corporation shall be in such form as approved by the Board, and shall state that the Corporation is incorporated under the laws of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents. The share register or transfer books and blank share certificates shall be kept by the Secretary or by any transfer agent or registrar designated by the Board for that purpose.

2. Issuance. The share certificates of the Corporation shall be numbered and registered in the share ledger and transfer books of the Corporation as they are issued. They shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and shall bear the corporate seal and shall bear the corporate seal, which may be a facsimile, engraved or printed; but where such certificate is signed by a transfer agent or a registrar the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case, any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue. The provisions of this Section shall be subject to any inconsistent or contrary agreement at the time between the Corporation and any transfer agent or registrar.

3. Transfer. Transfer of shares shall be made on the share register or transfer books of the Corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.

4. Record Holder of Shares. The Corporation shall be entitled to treat the person in whose name any share or shares of the Corporation stand on the books of the Corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

5. Lost, Destroyed or Mutilated Certificates. In the event that a share certificate shall be lost, destroyed or mutilated, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board may, in its discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the Board shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

ARTICLE VII - INDEMNIFICATION OF DIRECTORS, OFFICERS AND

OTHER AUTHORIZED REPRESENTATIVES

1. Personal Liability of Directors. A Director shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless as set forth in 15 Pa. C.S. §§ 1711-1718, the Director has breached or failed to perform the duties of his or her office referenced thereunder and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided however that the foregoing provision shall not eliminate or limit (i) the responsibility or liability of such Director pursuant to any criminal statute or (ii) the liability of a Director for the payment of taxes pursuant to local, state or federal law. Any appeal modification or adoption of any provision inconsistent with this Article VII or Section I of Article Eighth of the Articles shall be prospective only, and neither the repeal or modification of this article nor the adoption of any provision inconsistent with the Articles shall adversely affect any limitation on the personal liability of a Director existing at the time of such repeal or modification or the adoption of such inconsistent provision.

2. Scope of Indemnification.

(a) The Corporation shall indemnify and hold harmless to the full extent not prohibited by law, as the same exists or may hereinafter be amended, interpreted or implemented (but, in the case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than are permitted the Corporation to provide prior to such amendment), each person who was or is made a party or is threatened to be made a party to or is otherwise involved in (as a witness or otherwise) any threatened, pending or completed actions, suit, or proceeding, whether civil, criminal, administration or investigative and whether or not by or in the right of the Corporation or otherwise, (hereinafter, a “proceeding”) by reason of the fact that he or she, or a person of whom he or she is the heir, executor, or administrator, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise (including without limitation service with respect to employee benefit plans), or where the basis of such proceeding is any alleged action or failure to take any action by such person while acting in an official capacity as a Director or officer of the Corporation, or in any other capacity on behalf of the Corporation while such person is or was serving as a Director or officer of the Corporation, against all expenses, liability and loss, including, but not limited to attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement (whether with our without court approval), actually and reasonably incurred or paid by such person in connection therewith.

(b) Notwithstanding the foregoing, except as provided in Section 3, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board.

(c) Subject to the limitation set forth above concerning proceedings initiated by the person seeking indemnification, the right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding (or part thereof) or in enforcing his or her rights under this Section in advance of the final disposition thereof promptly after receipt by the Corporation of a request therefor stating in reasonable detail the expenses incurred by a Director or officer of the Corporation in advance of the final disposition of a proceeding shall be made only upon receipt of an undertaking, by or on behalf of such person, to repay all amounts so advanced if and to the extent it shall ultimately be determined by a court that he or she is not entitled to be indemnified by the Corporation under this Section or otherwise.

(d) The right to indemnification and advancement of expenses provided herein shall continue as to a person who has ceased to be a Director or officer of the Corporation or to serve in any of the other capacities described herein, and shall inure to the benefit of the heirs, executors and administrators of such person.

(e) If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the Corporation shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

(f) The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

3. Payment of Indemnification Expenses.

(a) The Corporation shall pay the expenses (including attorneys’ fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section or the initiation of or participation in which is authorized pursuant to Section 2 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately that such person is not entitled to be indemnified by the Corporation pursuant to this Section. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

(b) Unless otherwise provided in the Articles or agreed by the Corporation and all or certain of its shareholders in a shareholders’ agreement, an indemnified representative shall be entitled to indemnification within thirty (30) days after a written request for indemnification has been delivered to the Secretary.

(c) If a claim for indemnification under Section 2 hereof is not paid in full by the Corporation within thirty (30) days after a written claim therefor has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if the successful in whole or in part on the merits or otherwise in establishing his or her right to indemnification or to the advancement of expenses, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

4. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of a final disposition conferred in Section 2 and the right to payment of expenses conferred in Section 3 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses hereunder may be entitled under any Bylaw, agreement, vote of shareholders, vote of Directors or otherwise, both as to actions in his or her official capacity and as to actions in any other capacity while holding that office, the Corporation having the express authority to enter into such agreements or arrangements as the Board deems appropriate for tie indemnification of and advancement of expenses to present or future Directors and officers as well as employees, representatives or agents of the Corporation in connection with their status with or services to or on behalf of the Corporation or any other corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, for which such person is serving at the request of the Corporation.

5. Funding. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, including its obligation to advance expenses, whether arising under or pursuant to this Article VII or otherwise.

6. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director or officer or representative of the Corporation, or is or was serving at the request of the Corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation has the power to indemnify such person against such liability under the laws of this or any other state.

7. Modification or Repeal. Neither the modification, amendment, alteration or repeal of this Article VIII or any of its provisions nor the adoption of any provision inconsistent with this Article VIII or any of its provisions shall adversely affect the rights of any person to indemnification and advancement of expenses existing at the time of such modification, amendment, alteration or repeal or the adoption of such inconsistent provision.

8. Proceedings Initiated by Indemnified Representatives. Notwithstanding any other provision of this Section, the Corporation shall not indemnify under this Section an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the Directors in office. This Section does not apply to a reimbursement of expenses incurred in successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Section.

9. Securing of Indemnification Obligations. Unless otherwise provided in the Articles or agreed by the Corporation and all or certain of its shareholders in a shareholders’ agreement, to further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the Corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board shall deem appropriate. Absent fraud, the determination of the Board with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and Directors and shall not be subject to voidability.

10. Contribution. If the indemnification provided for in this Section or otherwise is unavailable for any reason in respect of any liability or portion thereof, the Corporation shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Section or otherwise.

11. Mandatory Indemnification of Directors, Officers, Etc. To the extent that an authorized representative of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in 15 Pa. C.S. §§ 1741 or 1742 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such person in connection therewith.

12. Reliance of Provisions. Each person who shall act as an indemnified representative of the Corporation shall be deemed to be doing so in reliance upon the rights provided in this Section.

13. Interpretation. The provisions of this Section are intended to constitute Bylaws authorized by 15 Pa. C.S. §§ 513 and 1746.

ARTICLE VIII - MISCELLANEOUS

1. Checks. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the Board or any person authorized by resolution of the Board may from time to time designate.

2. Contracts.

(a) General Rule. Except as otherwise provided in the Business Corporation Law in the case of transactions that require action by the shareholders, the Board may authorize any officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

(b) Statutory Form of Execution of Instruments. Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the Corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the President or Vice President and Secretary or Assistant Secretary or Treasurer or Assistant Treasurer, shall be held to have been properly executed for and on behalf of the Corporation, without prejudice to the rights of the Corporation against any person who shall have executed the instrument in excess of his or her actual authority.

3. Interested Directors or Officers; Quorum.

(a) General Rule. A contract or transaction between the Corporation and one or more of its Directors or officers or between the Corporation and another corporation, partnership, joint venture, trust or other enterprise in which one or more of its Directors or officers are Directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the Director or officer is present at or participates in the meeting of the Board that authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if:

(i) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board and the Board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors even though the disinterested Directors are less than a quorum;

(ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders; or

(iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board or the shareholders.

(b) Quorum. Common or interested Directors may be counted in determining the presence of quorum at a meeting of the Board which authorizes a contract or transaction specified in Section 3(a).

4. Amendment of Bylaws. Unless otherwise provided in the Articles or agreed by the Corporation and all or certain of its shareholders in a shareholders’ agreement, these Bylaws may be amended or repealed, or new Bylaws may be adopted, either (a) by vote of the shareholders at any duly organized annual or special meeting of shareholders, or (b) with respect to those matters that are not by statute committed expressly to the shareholders and regardless of whether the shareholders have previously adopted or approved the Bylaw being amended or repealed, by vote of a majority of the Board in office at any regular or special meeting of Directors. Any change in these Bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.